Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: +1.212.859.8000 Fax: +1.212.859.4000 www.friedfrank.com

April 14, 2022

RedBall Acquisition Corp.

16th Floor

667 Madison Avenue

New York, NY 10065

Re:	Validity of Securities Offered Pursuant to

Registration Statement on Form S-4, File No. 333-260610

Ladies and Gentlemen:

We have acted as counsel for RedBall Acquisition Corp., a Cayman Islands exempted company (the “Company”) in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (Registration No. 333-260610) (as amended from time to time, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to, among other things, (a) the transactions contemplated by the Business Combination Agreement and Plan of Reorganization, dated as of October 13, 2021 (as amended and as may be further amended from time to time, the “Business Combination Agreement”) by and among the Company, Showstop Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of the Company, Showstop Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and SeatGeek, Inc., a Delaware corporation (“SeatGeek”) (such transactions, the “Business Combination”), and (b) as a condition to the effectiveness of the Business Combination, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to section 388 of the General Corporation Law of the State of Delaware (such law, the “DGCL” and such domestication, the “Domestication”), subject to the approval thereof by the shareholders of the Company.

Capitalized terms used herein that are defined in the Business Combination Agreement have the meanings assigned to such terms therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

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Prior to and as a condition of the Business Combination, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act and a domestication under section 388 of the DGCL and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case in respect of the Company with the Secretary of State of the State of Delaware (the “Secretary”). In this opinion, we refer to the Company following the Domestication as “New SeatGeek.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under section 103 of the DGCL (the “Effective Time”), among other things: (a) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), of the Company will convert automatically, on a one-for-one basis, into shares of common stock, par value $0.0001 per share (the “New SeatGeek Common Stock” and together with the shares reserved for issuance in connection with the New SeatGeek Warrants, as defined below, the “Domestication Shares”), of New SeatGeek; (b) each of the then issued and outstanding redeemable warrants of the Company that were issued pursuant to the registration statement on Form S-1 (333-240138) in connection with the Company’s initial public offering (the “Company Warrants”) will convert automatically into a redeemable warrant to acquire one share of New SeatGeek Common Stock (each, a “New SeatGeek Warrant” and, together with the New SeatGeek Common Stock, the “New SeatGeek Securities”); and (iii) each of the then issued and outstanding units of the Company that have not been previously separated into the underlying Class A ordinary shares and underlying Company Warrants upon the request of the holder thereof (the “Company Units”) will be cancelled and will entitle the holder thereof to one share of New SeatGeek Common Stock and one-third of one New SeatGeek Warrant.

As a result of and upon the closing of the Business Combination, all outstanding Class A ordinary shares of SeatGeek, other than the Dissenting Shares and the Cancelled Shares, and any Company Restricted Stock, that are issued and outstanding as of immediately prior to the First Effective Time (the “SeatGeek Shares”) shall no longer be outstanding and holders of SeatGeek Shares shall be entitled to receive shares of New SeatGeek Common Stock pursuant to section 3.1(c) of the Business Combination Agreement (together with (a) any applicable Earnout Shares and (b) the shares reserved for issuance in respect of (i) options to purchase shares of SeatGeek common stock, (ii) the Designated Company Warrants, excluding the Parent Incentive Warrants referenced in the warrant subscription agreement pursuant to which the Designated Company Warrants will be issued, (iii) restricted stock units based on shares of SeatGeek common stock and (iv) the Employee Stock Purchase Plan, in each case of (i) and (ii), either outstanding immediately prior to the Closing or authorized to be issued in connection with the Company Incentive Plans, the “Merger Shares”).

In connection with our opinions expressed in this letter, we have (a) investigated such questions of law, (b) examined the originals or certified, conformed, electronic or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (c) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of our opinion expressed in this letter. We have examined the following:

(a) an executed copy of the Business Combination Agreement;

(b) the Registration Statement, which contemplates the registration of up to 292,451,668 shares of New SeatGeek Common Stock, representing the estimated maximum number of shares of New SeatGeek Common Stock to be issuable in connection with the Business Combination Agreement (excluding the shares of New SeatGeek Common Stock to be issued or reserved for issuance in connection with (i) the PIPE Subscription Agreements; and (ii) the Private Placement Warrants);

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(c) the form of certificate of corporate domestication to become effective as of the Effective Time, filed as Exhibit 4.5 to the Registration Statement (the “Certificate of Domestication”);

(d) the form of certificate of incorporation of New SeatGeek to become effective upon the consummation of the Business Combination, filed as Annex K-1 to the Registration Statement (the “Certificate of Incorporation”);

(e) the form of bylaws of New SeatGeek to become effective upon the consummation of the Business Combination, filed as Annex L-1 to the Registration Statement (the “Bylaws”);

(f) the specimen common stock certificate of New SeatGeek;

(g) an executed copy of the Warrant Agreement, dated as of August 20, 2020 by and between the Company and Continental Stock Transfer & Trust Company (“CST”) as warrant agent (the “Warrant Agreement”);

(h) the form of Warrant certificate (included in the Warrant Agreement) (the “Warrant Certificate”);

(i) a certified copy of the resolutions of the board of directors of the Company approving the Business Combination Agreement and the transactions contemplated thereby (including the Domestication), dated as of October 9, 2021; and

(j) a copy of the resolutions of the board of directors of New SeatGeek, to be effective immediately following the Domestication, approving and confirming, among other things, the Business Combination Agreement and the transactions contemplated thereby.

The documents referred to in items (a) through (i) above, are referred to herein collectively as the “Documents” and the term “Transaction Documents” as used herein means the Business Combination Agreement, the Warrant Agreement, and the Warrant Certificate.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (whether in manual, electronic or other form), the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to our opinion expressed in this letter, we have relied upon, and assume the accuracy of, statements and representations contained in the Documents and certificates and oral and written statements and other information of or from public officials, officers or other representatives of the Company and others, and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

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To the extent it may be relevant to the opinions expressed herein, we have assumed (a) that all of the parties to the Transaction Documents are validly existing and in good standing under the laws of their respective jurisdictions of organization and had and have the power and authority to execute and deliver the Transaction Documents, to perform their obligations thereunder and to consummate the transactions contemplated of thereby, (b) that the Transaction Documents have been duly authorized, executed and delivered by all the parties thereto, subject to the approval and adoption of the Domestication and Business Combination Agreement by the Company’s shareholders and the approval and adoption of the Business Combination Agreement by SeatGeek’s stockholders, (c) that the Transaction Documents constitute valid and binding obligations of all the parties thereto (other than the Company) enforceable against such parties in accordance with their terms, and (d) that all of the parties to the Transaction Documents comply with all of their obligations under the Transaction Documents and all laws applicable thereto.

In expressing the opinions stated below, we have also assumed each of the following:

(a) Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”); (ii) the board of directors and the shareholders of the Company will have duly approved, among other things, the Business Combination Agreement and the Domestication (including the Certificate of Incorporation and Bylaws) and the other transactions contemplated thereby; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained.

(b) The Certificate of Domestication, in the form attached as Exhibit 4.5 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary in accordance with sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Secretary and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication.

(c) The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary and have become effective in accordance with sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Secretary and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

(d) The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time.

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(e) Prior to the issuance of the Merger Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the board of directors and the shareholders of the Company will have duly approved, among other things, the Business Combination Agreement and the Domestication (including the Certificate of Incorporation and Bylaws) and the other transactions contemplate thereby; and (iii) the Domestication and other transactions contemplated by the Business Combination Agreement to be consummated concurrent with or prior to the Business Combination will have been consummated.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Upon the Effective Time each Domestication Share will convert automatically into one share of New SeatGeek Common Stock that will have been duly authorized by all necessary corporate action on the part of New SeatGeek and that will be validly issued, fully paid and nonassessable.

2. When the Merger Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable stockholders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Business Combination Agreement, the issue and sale of the Merger Shares will have been duly authorized by all necessary corporate action of New SeatGeek, and the Merger Shares will be validly issued, fully paid and nonassessable.

3. Upon the Effective Time, each issued and outstanding Company Warrant (including Company Warrants that form part of Company Units) will convert automatically into one New SeatGeek Warrant that will have been duly authorized by all requisite corporate action on the part of New SeatGeek and that will constitute the valid and binding obligation of New SeatGeek, enforceable against New SeatGeek in accordance with its terms.

The opinions set forth above are subject to the following qualifications:

(A)	We express no opinion as to the validity, binding effect or enforceability of any provisions of any Transaction Document:

(I)

relating to indemnification, contribution or exculpation (a) in connection with violations of applicable laws or statutory duties, or (b) in connection with willful, reckless or unlawful acts or omissions or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (c) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit, or (d) under circumstances in which a court might determine enforcement of the provision to be contrary to public policy;

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(II)

relating to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to any court other than a court of the State of New York or to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case applying the choice of law rules of the State of New York (c) service of process, or (d) waivers of any rights to a trial by jury; or

(III)	specifying that provisions thereof may be modified or waived only in writing.

(B)

Our opinions are subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies, whether considered in a proceeding at law or in equity.

(C)

We express no opinion as to the application of, and our opinions are subject to the effect, if any, of laws and regulations of the Cayman Islands, including without limitation, The Cayman Islands Companies Act.

The opinions expressed in this letter are limited to the laws of the State of New York and, to the extent relevant to the opinions in paragraphs 1 and 2 above, the DGCL, each as currently in effect; and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed in this letter are limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed in this letter are given only as of the effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this letter after the date of the effectiveness of the Registration Statement for any reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the proxy statement / prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

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Fried, Frank, Harris, Shriver & Jacobson LLP

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act in connection with the Business Combination Agreement and may not be relied upon in any manner or used for any purpose by any other person or entity.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP